Exhibit 10.63

Clarification and Amendment

Reference is made to: DST 17% Lippincott, PSA, Claims purchase Agreement, Assignment of interest: DST 7% Hanes, PSA Claims purchase Agreement Assignment of interest, (collectively, the "Acquisition Agreements") regarding the sale, transfer and conveyance of DST 17% Lippincott and DST 7% Hanes (the "DSTs").

The Acquisition Agreements are supplemented by this Supplement. To the extent that there is any conflict or different between any Acquisition Agreement and this Supplement the terms of this Supplement shall be prevail and be controlling.

The assets being sold and transferred are:

●	DST 17% Lippincott.
●	DST 7% Hanes

The consideration for each DST is

●	DST 17% Lippincott 61,500 shares of the Series B Non-Voting Convertible Preferred Stock (the "Series B Stock").
●	DST 7% Hanes 30,500shares of the Series B Non-Voting Convertible Preferred Stock (the "Series B Stock").

The shares of Series B Stock will be issued when the record ownership of the DST is transferred and assigned of record free and clear of all liens, claims and adverse interests.

SELLER:

First Capital Real Estate Operating Partnership, LP
6/3/2018

By:	/s/ Suneet Singal
Name: Suneet Singal
Title: CEO

BUYER:

Gadsden Growth Properties, Inc.

By:	/s/ John Hartman
Name: John Hartman
Title: CEO